================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------



                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant                     [X]
         Filed by a Party other than the Registrant  [ ]

         Check the appropriate box:
         [ ]   Preliminary Proxy Statement
         [ ]   Confidential, for Use of the Commission Only
               (as permitted by Rule 14a-6(e)(2))
         [ ]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [x]   Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14A-12



                            ACRES GAMING INCORPORATED
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the tiling fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

      [ ] Fee paid previously with preliminary materials

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:


================================================================================

                                       ###

      On June 29, 2003, Acres Gaming Incorporated ("Acres"), International Game Technology ("IGT") and NWAC Corp. ("NWAC") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, NWAC will be merged with and into Acres, and Acres, as the surviving corporation in the merger, will become a wholly-owned subsidiary of IGT. At the effective time of the merger, all outstanding shares of Acres common stock will be converted into the right to receive $11.50 per share in cash (without interest and net of any required tax withholding).

      In connection with the execution of the Merger Agreement, Floyd W. Glisson, Acres' Chairman of the Board and Chief Executive Officer, entered into a voting agreement pursuant to which he has agreed to vote in favor of the merger so long as the Merger Agreement is not terminated in accordance with its terms.

      A copy of the Merger Agreement and a copy of the voting agreement of Mr. Glisson are attached as Appendix A and Appendix B, respectively. The foregoing description is qualified in its entirety by reference to the full text of such attachments. The merger is subject to a number of conditions, including approval by a majority of Acres's stockholders.

      ADDITIONAL INFORMATION

      IN CONNECTION WITH THE MERGER, ACRES WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, TOGETHER WITH ALL OTHER RELEVANT DOCUMENTS FILED BY ACRES WITH THE SEC, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN THESE DOCUMENTS FREE OF CHARGE AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, YOU CAN OBTAIN DOCUMENTS FILED BY ACRES WITH THE SEC FREE OF CHARGE BY

REQUESTING THEM IN WRITING FROM ACRES GAMING INCORPORATED, INVESTOR RELATIONS, 7115 AMIGO STREET, SUITE 150, LAS VEGAS, NEVADA 89119, PHONE: (702) 263-7588 ,
FAX: (702) 263-7595.

      ACRES AND ITS RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ACRES STOCKHOLDERS IN CONNECTION WITH THE MERGER. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF ACRES AND THEIR OWNERSHIP OF ACRES' SHARES IS SET FORTH IN ACRES' PROXY STATEMENT FOR ITS 2002 ANNUAL MEETING OF STOCKHOLDERS. COPIES OF ACRES' 2002 PROXY STATEMENT ARE AVAILABLE AT THE ADDRESSES PROVIDED ABOVE. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE.

      INVESTORS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 29, 2003

                                      AMONG

                         INTERNATIONAL GAME TECHNOLOGY,

                                   NWAC CORP.

                                       AND

                            ACRES GAMING INCORPORATED

                                TABLE OF CONTENTS


                                                                                                              PAGE
                                    ARTICLE I
                                   THE MERGER

SECTION 1.1    The Merger................................................................................        1
SECTION 1.2    Closing...................................................................................        2
SECTION 1.3    Effective Time............................................................................        2
SECTION 1.4    Effects of the Merger.....................................................................        2

                                   ARTICLE II
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1    Effect on Capital Stock...................................................................        3
SECTION 2.2    Exchange of Certificates..................................................................        4
SECTION 2.3    No Liability..............................................................................        5
SECTION 2.4    Dissenters' Rights........................................................................        5


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1    Representations and Warranties of the Company.............................................        6
SECTION 3.2    Representations and Warranties of Parent and Sub..........................................       19


                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1    Conduct of Business.......................................................................       21
SECTION 4.2    No Inconsistent Activities................................................................       24


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.1    Preparation of the Proxy Statement; Stockholders' Meeting.................................       25
SECTION 5.2    Access to Information; Confidentiality....................................................       26
SECTION 5.3    Reasonable Efforts; Notification..........................................................       27
SECTION 5.4    Gaming Approvals..........................................................................       28
SECTION 5.5    Stock Options and Warrants................................................................       29
SECTION 5.6    Takeover Statutes; Inconsistent Actions...................................................       30
SECTION 5.8    Fees and Expenses.........................................................................       32
SECTION 5.9    Public Announcements......................................................................       32
SECTION 5.10   Resignation of Directors..................................................................       32
SECTION 5.11   Employee Benefit Plans....................................................................       32

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

SECTION 6.1    Conditions to Each Party's Obligations to Effect the Merger...............................       32
SECTION 6.2    Additional Conditions to Obligations of Parent and Sub....................................       33
SECTION 6.3    Additional Conditions to Obligations of the Company.......................................       34


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1    Termination...............................................................................       35
SECTION 7.2    Effect of Termination.....................................................................       36
SECTION 7.3    Amendment.................................................................................       36
SECTION 7.4    Extension; Waiver.........................................................................       36
SECTION 7.5    Termination Fees..........................................................................       37
SECTION 7.6    Procedure for Termination, Amendment, Extension or Waiver.................................       38


                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 8.1    Nonsurvival of Representations and Warranties.............................................       38
SECTION 8.2    Notices...................................................................................       38
SECTION 8.3    Definitions...............................................................................       39
SECTION 8.4    Interpretation............................................................................       40
SECTION 8.5    Counterparts..............................................................................       40
SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries............................................       40
SECTION 8.7    Governing Law.............................................................................       40
SECTION 8.8    Assignment................................................................................       40
SECTION 8.9    Enforcement...............................................................................       40

EXHIBITS

               EXHIBIT A .............................................................    Form of Voting Agreement

SCHEDULES

               Company Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2003, among International Game Technology, a Nevada corporation ("PARENT"), NWAC Corp., a Nevada corporation and a direct wholly owned subsidiary of Parent ("SUB"), and Acres Gaming Incorporated, a Nevada corporation (the "COMPANY").

                                   BACKGROUND

         A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the "NRS"), whereby each issued and outstanding share of common stock of the Company, $.01 par value per share (the "COMPANY COMMON STOCK"), other than shares to be cancelled in accordance with
Section 2.1(b), will be converted into the right to receive the Merger Consideration (as defined below).

         B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "STOCKHOLDER APPROVAL").

         C. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and Sub's willingness to enter into this Agreement, Floyd W. Glisson, a stockholder of the Company (the "SELECTED STOCKHOLDER"), has entered into a Voting Agreement (the "VOTING AGREEMENT") with Parent dated as of the date of this Agreement substantially in the form of Exhibit A attached hereto, pursuant to which the Selected Stockholder has agreed, among other things, to vote all voting securities of the Company beneficially owned by the Selected Stockholder or for which the Selected Stockholder exercises voting power pursuant to an irrevocable proxy in favor of approval and adoption of the Agreement and the Merger.

                                    AGREEMENT

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the NRS.

         SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "CLOSING DATE"), at the offices of O'Melveny & Myers LLP, 275 Battery Street, 26th Floor, San Francisco, California, unless another time, date or place is agreed to by the parties hereto.

         SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall prepare, execute and acknowledge and thereafter file articles of merger in such form as is required by Section 92A.200 of the NRS and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as such filing or filings are made with the Secretary of State of the State of Nevada, or at such other time as Sub and the Company shall agree should be specified in such filings (the date and time of such effectiveness, being the "EFFECTIVE TIME").

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS and all other effects specified in the applicable provisions of the NRS.

         SECTION 1.5 Articles of Incorporation and By-laws. At the Effective Time, the articles of incorporation and by-laws of Surviving Corporation shall be amended to be identical to the articles of incorporation and by-laws, respectively, of Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be changed to a name designated by Parent), until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.6 Directors. At the Effective Time, each of the directors of the Company shall resign from the Board of Directors of the Company. The directors of Sub at the Effective Time shall continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until the earlier of their death, resignation or removal.

         SECTION 1.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Sub:

         (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

         (c) Conversion of Common Stock.


         (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company or any subsidiary of the Company, or Parent, Sub or any other subsidiary of Parent or (B) held by stockholders ("DISSENTING STOCKHOLDERS") duly exercising appraisal rights pursuant to Section 92A.380 of the NRS ("DISSENTING SHARES" and, collectively with the shares of Company Common Stock owned by the Company or any subsidiary of the Company or Parent, Sub or any other subsidiary of Parent, (the "EXCLUDED SHARES") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $11.50 in cash (the "MERGER CONSIDERATION").

         (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with Section 2.2 or the right, if any, to require the Surviving Corporation to purchase such shares of Company Common Stock for their "fair value" as determined in accordance with Section 92A.380 of the NRS. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

         SECTION 2.2 Exchange of Certificates.


         (a) Promptly after the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares) (i) a letter of transmittal (the "COMPANY LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of the Company Common Stock (the "CERTIFICATES") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

         (b) At the Effective Time, Parent shall deposit with, or cause to be deposited with, the party specified by Parent and reasonably acceptable to the Company as the exchange agent (the "EXCHANGE AGENT"), for the benefit of the holders of the Company Common Stock, amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to
Section 2.1(c)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are to receive the Merger Consideration. Any interest, dividends, or other income earned on the investment of cash deposited by Parent with the Exchange Agent in accordance with this Section 2.2(b) shall be for the account of and payable to Parent.

         (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and Parent shall promptly cause to be delivered to such holder a check in the amount to which such holder is entitled, after giving effect to any required tax withholdings. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity, the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

         (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent or Parent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Parent or the Exchange Agent that such tax has been paid or is not payable. One year following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

         (e) In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, Merger Consideration may be paid or issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantees or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

         (f) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

         SECTION 2.3 No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any cash otherwise payable to such holder of shares of Company Common Stock or paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.4 Dissenters' Rights. If any Dissenting Stockholder shall be entitled to require the Company to purchase such stockholder's shares for their "fair value", as provided in Section 92A.380 of the NRS, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such stockholder shall thereupon be entitled to be surrendered in exchange for cash as provided by Sections 2.1 and 2.2 hereof.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

         (a) Organization, Standing and Corporate Power. The Company is and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined in Section 8.3) on the Company. The Company has made available to Parent complete and correct copies of its articles of incorporation and by-laws and the articles of incorporation and by-laws or other organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

         (b) Subsidiaries and Other Equity Interests. SECTION 3.1(B) of the disclosure schedule delivered by the Company to Parent prior to execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") contains a list of each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned as set forth in SECTION 3.1(B) of the Company Disclosure Schedule, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except as set forth in SECTION 3.1(B) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited partnership, limited liability company, joint venture or other entity.

(c) Capital Structure. The authorized capital stock of the Company consists of as of the date hereof, and will consist of as of the Effective Time, 50,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, $.01 par value per share (the "COMPANY PREFERRED STOCK"), of which 1,038,961 shares have been designated as "Series A Convertible Preferred Stock." The rights, privileges and preferences of the Company Common Stock and Company Preferred Stock, including the Series A Preferred Stock, are as stated in the Company's Articles of Incorporation, as amended to date, including for such purposes the Certificate of Designation relating to the Series A Preferred Stock. As of the close of business on June 27, 2003, (i) 10,411,851 shares of the Company Common Stock and no shares of the Company's Series A Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 1,138,600 shares of Company Common Stock were reserved for issuance upon exercise of the Stock Options (as defined in Section 5.5) and (iv) 253,051 shares of Company Common Stock were reserved for issuance upon the exercise of the Warrants (as defined in

Section 5.5). All issued and outstanding shares of Company Common Stock are, and all shares which may be issued upon the exercise of Stock Options or the Warrants will be, duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive rights. To the Knowledge of the Company, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of the Company, other than the Voting Agreement. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into or exchangeable for other securities having the right to vote) on any matters on which the stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in
SECTION 3.1(C) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. Except as set forth in SECTION 3.1(C) of the Company Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) (x) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby), or (y) to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or which otherwise relate to the registration of any securities of the Company. All of the Company's outstanding Convertible Subordinated Debentures dated December 21, 2001 have been converted into Company Common Stock.

         (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Stockholder Approval of this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this

Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any contract for the provision of any form of gaming services or products between the Company or any of its subsidiaries and any third party, any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets, except as set forth in
SECTION 3.1(D) of the Company Disclosure Schedule or (iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming) applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, including, without limitation, the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming (a "GOVERNMENTAL ENTITY"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "SPECIFIED AGENCIES") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this

Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iv) the approval by (A) the Nevada State Gaming Control Board and the Nevada Gaming Commission under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder and (B) other gaming regulatory bodies in jurisdictions where the Company or its subsidiaries are engaged in business and
(v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither the Company nor any subsidiary of the Company nor, to the Knowledge of the Company, any director or officer of the Company or of any subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which would not have a Material Adverse Effect on the Company.

         (e) SEC Documents; Financial Statements. Since July 1, 2001, the Company has timely filed with the SEC all required reports and forms and other documents (the "COMPANY SEC DOCUMENTS"). As of their respective effective dates or dates of filing, as the case may be, for Company SEC Documents filed under the Securities Act or the Exchange Act, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and publicly available and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

         (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting (as defined in Section 5.1(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

      (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available or disclosed in SECTION 3.1(G) of the Company Disclosure Schedule, since July 1, 2002, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Material Adverse Change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation or (B) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of its subsidiaries, except, in each case, in the ordinary course of business consistent with prior practice or as was required under employment agreements or salary or wage policies in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement (a list of all such employment agreements or salary or wage policies being set forth in SECTION 3.1(G) of the Company Disclosure Schedule), (v) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents filed prior to the date of this Agreement and publicly available, (vi) any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any officer, director or employee of the Company or any of its subsidiaries, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect on the Company,
(viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, or (ix) since March 31, 2003, any other action taken by the Company or any of its subsidiaries which, if Section 4.1 had then been in effect, would have been prohibited by such Article if taken without Parent's consent (and no agreement, understanding, obligation or commitment to take any such action exists).

      (h) Litigation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available or in SECTION 3.1(H) of the Company Disclosure Schedule, there is no suit, action, investigation, audit or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries that would (i) have a Material Adverse Effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

      (i) Brokers. Neither the Company nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees (other than financial advisory fees paid to The Seidler Companies, Incorporated ("SEIDLER")), and no broker or finder has acted directly or indirectly for the Company or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby. A true, correct and complete copy of the Company's definitive engagement letter with Seidler has been delivered to Parent.

      (j) Voting Requirements. The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement (including, without limitation, for purposes of Section 78.438 of the NRS); (iii) amended the by-laws of the Company to provide that the provisions of Sections 78.378 to 78.3793 of the NRS do not apply to an acquisition of a controlling interest in the Company by Parent and Sub pursuant to the terms of this Agreement; and (iv) recommended approval of this Agreement and the Merger by the holders of the Company's Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders. The affirmative approval of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only approval of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

      (k) Title to Properties. SECTION 3.1(K) of the Company Disclosure Schedule sets forth a list of each real property lease to which the Company or any of its subsidiaries is a party as of the date of this Agreement setting forth the location of the leased premises, the term of the lease, the approximate square footage of the leased premises and the current monthly lease payments. The Company does not own any real property. The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their properties and assets except where such failure would not have a Material Adverse Effect on the Company.

      (l) ERISA Compliance.

            (i) The Company has delivered to, or made available for review by, Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other collective bargaining agreements or bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material employee benefit plans, arrangements or understandings (collectively, "BENEFIT PLANS") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "COMMONLY CONTROLLED ENTITY"), including all employment, termination, severance or other contracts for the benefit of any current employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered to, or made available for review by, Parent true, complete and correct copies of (A) the most recent annual report on Form 5500 filed with the Internal Revenue Service ("IRS") with respect to each of its Benefit Plans (if any such report was required), (B) the most recently prepared actuarial report, if any, for each such

Benefit Plan, (C) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required, (D) the most recently received IRS determination letter, if any, for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (E) each trust agreement and group annuity contract relating to any such Benefit Plan.

            (ii) Each of the Company's and its subsidiaries' Benefit Plans has been administered in all material respects in accordance with its terms. The Company, each of its subsidiaries and all such Benefit Plans are in compliance in all material respects with applicable provisions of ERISA and the Code.

            (iii) Each of the Company's and its subsidiaries' Pension Plans that is intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the IRS to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code or has remaining a period of time under applicable law in which to apply such a letter and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended in any respect that would adversely affect its qualification or materially increase the cost to the Company and its subsidiaries of maintaining such Pension Plan over the costs incurred by the Company and its subsidiaries with respect thereto for their most recent fiscal year. .

            (iv) No Pension Plan maintained by the Company or any of its subsidiaries at any time during the last five years is subject to Title IV of ERISA. No Pension Plan to which the Company or any of its subsidiaries contributes or is required to contribute is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (v) None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or, to the Knowledge of the Company, any trustee or administrator or any of the Company's or its subsidiaries Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that will subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that is material to the business of the Company and that has not been corrected.

            (vi) Except as expressly set forth in this Agreement or as set forth in SECTION 3.1(L) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

            (vii) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (A) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (B) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (C) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time (subject to customary advance notice requirements).

            (viii) No Commonly Controlled Entity has incurred any material liability to a Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

      (m) Taxes.

            (i) Each of the Company and its subsidiaries has timely filed all material federal, state, local and foreign tax returns, declarations, estimates, information returns, statements and reports ("RETURNS") required to be filed by it through the date hereof and shall timely file all such Returns required to be filed on or before the Effective Time. All such Returns are and will be true, complete and correct in all material respects. The Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all material taxes due from them, other than such taxes as are being contested in good faith by appropriate proceedings and are adequately reserved for on the most recent financial statements contained in the SEC Documents filed prior to the date of this Agreement and publicly available. No liability for taxes has been incurred by the Company and its subsidiaries subsequent to such date other than in the ordinary course of business, except for such liability, which when taken together with the events or circumstances giving rise to such liability, would not have a Material Adverse Effect.

            (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would have a Material Adverse Effect upon the Company. No requests for waivers of the time to assess any taxes have been granted or are pending. No power of attorney has been granted by the Company or any of its subsidiaries with respect to taxes which is currently in force. None of the federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS. Except as set forth in SECTION 3.1(M) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code.

            (iii) Neither the Company nor any of its subsidiaries is liable for the taxes of any person (other than another current member of the Company's consolidated group), including, without limitation, as a result of the application of Treasury Regulations Section 1.1502-6, any analogous provision of state, local or foreign law, or as a result of any contractual arrangement with any third party or with any taxing authority.

            (iv) Neither the Company nor any of its subsidiaries constitutes either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (v) As used in this Agreement, unless the context requires otherwise, "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including obligations for withholding taxes from payments due or made to any other person, and any interest, penalties or additions to taxes. Notwithstanding the definition of "subsidiary" set forth in Section 8.3 of this Agreement, for the purposes of this Section 3.1(m), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

      (n) No Excess Parachute Payments. Except as set forth in SECTION 3.1(N) of the Company Disclosure Schedule, no amount required to be paid (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement to any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect or in effect as of the Closing Date is reasonably expected to be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

      (o) Compliance with Applicable Laws.

            (i) Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default would not have a Material Adverse Effect on the Company. To the Company's Knowledge, no Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' material Permits. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and publicly available, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for noncompliance which would not have a Material Adverse Effect on the Company. The Company is not presently subject to any order of the National Labor Relations Board and nor is it the subject of any National Labor Relations Board charge.

            (ii) The Company and each of its subsidiaries are, and each of their respective directors, officers, and persons performing management functions similar to officers are, in material compliance with all Gaming Laws applicable to the Company and its subsidiaries.

      (p) Environmental.

            (i) The Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance with all applicable Environmental Laws, except for noncompliance which would not have a Material Adverse Effect on the Company. The term "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to:
(A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (C) protection of the environment; or (D) employee health and safety.

            (ii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the Knowledge of the Company, any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The Company has not shipped any Hazardous Material to any disposal site for which it is or will be subject to any liability, except for such liabilities which would not have a Material Adverse Effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled, released or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which would not have a Material Adverse Effect on the Company. The term "HAZARDOUS MATERIAL" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C. Section 7401 et seq., (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBS") or materials or fluids containing PCBs in excess of 50 ppm.

      (q) Contracts; Debt Instruments. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or listed in SECTION 3.1(Q) of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. For purposes of this Section 3.1(q), "material" means each contract (i) reasonably anticipated to involve aggregate annual payments of $100,000 or more and which has an unexpired term in excess of one year; (ii) which would be required to be listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended June 30, 2002, or included as a material contract in any subsequent filing by the Company under the Exchange Act, in each case, under the rules of the SEC; (iii) relating to indebtedness for borrowed money, excluding trade credit or payables in the ordinary course of business; (iv) creating any guarantee or keepwell arrangement or other agreement to be liable for the obligations of another person other than the Company and its wholly owned subsidiaries; (v) any joint venture or partnership agreement; (vi) which is an interest rate, equity or other swap or derivative instrument; (vii) which contains any provision or covenant limiting or restricting the ability of the Company or any of its subsidiaries, or any of their respective affiliates, to sell any products or services of or to any person, engage in any line of business or compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of it subsidiaries or affiliates; (viii) relating to the ownership or use by the Company or any of its subsidiaries or affiliates of intellectual property owned by, or used in the business of the Company or any of its subsidiaries or affiliates (other than with respect to off-the-shelf software); (ix) granting or creating any security interest in, or lien on, any property or assets of the Company or any of its subsidiaries; or (x) which contains any provision changing (including, for such purposes, an acceleration of payments or benefits, or the triggering of severance obligations) the benefits under, or terms of, such contract based on a "change of control," "change of ownership," "sale of the company" or similar type of event. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has any outstanding commitments, whether written or oral, to deliver or provide to any customer a product containing or requiring any functionality or technology which the Company has not fully developed for production, excluding customer-requested modifications to existing technologies already in production by the Company which the Company has the current capabilities to make, as of the date hereof.

      (r) Intellectual Property.

            (i) SECTION 3.1(R) of the Company Disclosure Schedule lists (A) all patents held by the Company and its subsidiaries and all pending patent applications by the Company or any subsidiary, including for each such patent the serial or patent number, country, filing and expiration date and title; (B) all registered trademarks of the Company or any of its subsidiaries, and all pending applications for registration by the Company or any of its subsidiaries of trademarks, including for each such trademark, the registration or application number, country, filing and expiration date; (C) all registered copyrights of the Company or any of its subsidiaries and all applications by the Company or any of its subsidiaries for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright; (D) all covenants not to sue and licenses by the Company or any of its subsidiaries to any person or entity of any of the rights identified in subparagraphs (A) through (C) above; and (E) all covenants not to sue and licenses by any other person or entity to the Company or any of its subsidiaries of any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity (except with respect to off-the-shelf software).

            (ii) Each covenant or license identified in SECTION 3.1(R) of the Company Disclosure Schedule (each a "License") is a valid and binding obligation of the Company or the subsidiary thereto, enforceable in accordance with its terms. With respect to each License, there is no material default (or event that with the giving of notice or passage of time would constitute a material default) by the Company or subsidiary thereto or, to the Knowledge of the Company, the other party thereto. Except as disclosed in SECTION 3.1(R) of the Company Disclosure Schedule, the Company has not received any notice (and the Company does not have Knowledge) of claims asserted by any person to use any patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes licensed by or to the Company or challenging or questioning the validity or effectiveness of any License, except to the extent such claims, challenges or questions would not have a Material Adverse Effect on the Company.

            (iii) The Company and its subsidiaries have good and valid title to, or otherwise possess adequate rights to use, all patents, trademarks, trade names, copyrights, inventions, trade secrets, software licenses and other proprietary information necessary to permit the Company and its subsidiaries to conduct the business and operations of the Company and its subsidiaries in substantially the same manner as it had been conducted prior to the date hereof.

            (iv) Except as disclosed in SECTION 3.1(R) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has, nor, to the Company's Knowledge has it been alleged to have, infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection, except to the extent such infringement would not have a Material Adverse Effect on the Company.

            (v) All current or former officers, directors and employees of the Company have assigned all of their rights in and to, including any inventorship rights, all patents (including pending patents), trademarks, copyrights, inventions and other intellectual property material to the conduct of the business and operations of the Company or if any such assignments have not been made, the Company has the valid and enforceable right to execute and file such assignments on behalf of such current or former officers, employees or directors.

      (s) Compliance with Sarbanes-Oxley Act. The Company maintains a system of internal accounting controls that management reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "SOX ACT") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct. The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act). The Company is otherwise in compliance with all applicable effective provisions of the SOX Act.

      (t) Insider Interests. No officer, director, employee, agent or, to the Knowledge of the Company, stockholder of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act), (i) has any material interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company), or (ii) is indebted or otherwise obligated to the Company in an amount in excess of $60,000. The Company is not indebted or otherwise obligated to any such person, except for amounts not in excess of $60,000 or amounts due under normal arrangements applicable to directors, officers or employees generally as to salary or fees or reimbursement of ordinary business expenses not unusual in amount or significance. The Company has not (i) since July 1, 2002, entered into any relationship or transaction of a sort that would be required to be disclosed by the Company in a proxy statement for a meeting relating to the election of directors pursuant to Item 404 of Regulation S-K, except for those matters that have been disclosed in the Company SEC Reports filed prior to the date of this Agreement, or (ii) since the effective date of the SOX Act, taken any action prohibited by Section 402 of the SOX Act. As of the date hereof, to the Knowledge of the Company there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the articles of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

      (u) Noncompetition. Except as listed and identified as containing a non-competition or similar restriction in SECTION 3.1(U) of the Company Disclosure Schedule, the Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be by reason of any agreement to which the Company is a party, subject to any non-competition or similar restriction on their respective businesses.

      (v) Fairness Opinion. The Company has received a written opinion from Seidler to the effect that the Merger Consideration is, as of the date of this Agreement, fair from a financial point of view to stockholders of the Company.

      (w) Other Matters. Floyd W. Glisson has entered into an Amendment, dated of even date herewith, to that certain Employment Agreement dated January 1, 2001 (as amended to the date of this Agreement, the "CEO EMPLOYMENT AGREEMENT") between CEO and the Company (the "CEO AMENDMENT"). Richard J. Schneider has entered into an employment agreement, of even date herewith, with the Company (the "PRESIDENT/COO AGREEMENT"). Copies of the executed CEO Amendment and President/COO Agreement have been provided to Parent.

            SECTION 3.2 Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Parent is and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is and each of its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect on Parent.

            (b) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

      The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Parent or the comparable charter or organizational documents of any of its subsidiaries,
(ii) any contract for the provision of any form of gaming services or products between Parent or any of its subsidiaries and any third party, any loan or credit agreement, note, bond, mortgage, indenture, lease, joint venture or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings, approvals and other matters referred to in the following paragraph, any judgment, order, decree, statute, law, ordinance, rule or regulation (including, without limitation, those of the National Indian Gaming Commission, or any other tribal or governmental authority regulating any form of gaming) applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
(ii) or (iii), any such conflicts, violations, defaults or rights that individually or in the aggregate would not (A) have a Material Adverse Effect on Parent, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

      No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13(a), 13(d), 13(e) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the articles of merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) the approval by (A) the Nevada State Gaming Control Board and the Nevada Gaming Commission under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder and (B) other gaming regulatory bodies in jurisdiction where Parent or its subsidiaries are engaged in business and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not have a Material Adverse Effect on Parent, impair in any respect the ability of Parent to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Neither Parent nor any subsidiary of Parent nor, to the Knowledge of Parent, any director or officer of Parent or of any subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws is being or may be revoked or suspended which would prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Parent.

            (c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (d) Voting Requirements. The Boards of Directors of Parent and Sub at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders; and (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement. No vote of the holders of any class or series of the Parent's or Sub's capital stock is necessary to approve the Merger, this Agreement or the transactions contemplated by this Agreement, except for the approval by Parent as the sole stockholder of Sub, which approval has been obtained. Neither Parent, Sub nor any of their affiliates owns beneficially or of record any capital stock, or securities convertible into capital stock, of the Company, except as a result of the execution by Parent or Sub of the Voting Agreement.

            (e) Brokers. Neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder, or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (f) Interim Operations of Sub.

                  (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

            (g) Financing. Parent has and will have as of the Closing Date sufficient funds to pay the aggregate Merger Consideration and to pay all fees and expenses of Parent and Sub related to the Merger.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 Conduct of Business.

            (a) Conduct of Business by the Company. Except as expressly set forth in this Agreement or as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with the manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement or as consented to in writing by Parent between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the

Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) other than the issuance of Company Common Stock upon the exercise of Stock Options or Warrants outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (A) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (B) amend, waive or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (C) accelerate the vesting of any of the Stock Options or Warrants;

                  (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

                  (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (B) any assets with a fair market value in excess of $100,000 except purchases of inventory, fixtures, furniture, supplies and equipment in the ordinary course of business consistent with past practice or any capital expenditures to the extent permitted by Section 4.1(a)(viii);

                  (v) commence or undertake or agree to commence the operation or development of a casino or other gaming operations of any nature (excluding the existing gaming operations of the Company);

                  (vi) mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice;

                  (vii) (A) incur any indebtedness for borrowed money except in the ordinary course of business consistent with past practices or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to the Company or any direct or indirect wholly owned subsidiary of the Company or (2) loans or advances to employees of the Company or any of its subsidiaries for travel or business expenses in the ordinary course of business;

                  (viii) make or agree to make any new capital expenditures which individually exceed $500,000 per fiscal quarter;

                  (ix) make or rescind any express or deemed election relating to material taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending June 30, 2002, except as may be required by applicable law;

                  (x) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice or the settlement of litigation involving net payments by the Company and its subsidiaries of amounts not in excess of $250,000 in the aggregate;

                  (xi) (A) increase the rate of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, officers or employees other than usual and customary increases to employees who are not officers, (B) pay or agree to pay any pension, retirement allowance, severance, continuation or termination benefit or other material employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Company SEC Documents filed prior to the date of this Agreement and publicly available or as otherwise provided to Parent in writing prior to the date hereof, (C) establish, adopt or commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other material employee benefit plan, agreement or arrangement, or amend or modify or increase the benefits under or take any action to accelerate the rights or benefits under any collective bargaining agreement or any employee benefit plan, agreement or arrangement, including the Stock Option Plans or other Benefit Plan, except to the extent necessary to comply with applicable law, (D) enter into any severance or employment agreement with or for the benefit of any person, or (E) increase the rate of compensation under or otherwise change the terms of any existing employment agreement;

                  (xii) except in the ordinary course of business consistent with past practice or to the extent necessary to comply with applicable law, modify, or amend in any material respect, or renew, fail to renew or terminate, any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

                  (xiii) change fiscal years;

                  (xiv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

                  (xv) enter into any collective bargaining agreement;

                  (xvi) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates other than pursuant to such agreements existing on the date hereof and disclosed on the Company Disclosure Schedule;

                  (xvii) enter into any agreement which contains any provision or covenant limiting or restricting the ability of the Company or any of its subsidiaries, or any of their respective affiliates, to sell any products or services of or to any person, engage in any line of business or compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of it subsidiaries or their respective affiliates; or

                  (xviii) authorize any of, or commit or agree to take any of, the foregoing actions.

            (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would reasonably be expected to result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

            SECTION 4.2 No Inconsistent Activities.

            (a) In light of the consideration given by the Board of Directors of the Company prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and in light of the Company's representations contained in Sections 3.1(j) and 3.1(v), the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing in this Section 4.2 shall prevent the Company or its Board of Directors from (i) taking any non-appealable, final action ordered to be taken by the Company or its subsidiaries by any court of competent jurisdiction or (ii) furnishing information to, or entering into discussions or negotiations with, another person in connection with an unsolicited bona fide Takeover Proposal by such person, if and only to the extent that, in the case of clause (ii), (i) the Board of Directors of the Company determines in good faith, after consultation with legal counsel and a financial advisor of nationally recognized reputation, that such action would reasonably likely lead to a transaction that would provide greater value to the holders of Company Common Stock than the Merger (a "SUPERIOR PROPOSAL") and that the party making the proposal has demonstrated that the funds necessary for its proposal are reasonably likely to be available, (ii) the Board of Directors of the Company determines in good faith, after consultation with its legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable law, and (iii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person an executed confidentiality agreement in form and substance similar to the Confidentiality Agreement dated June 6, 2003 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). For purposes of this Agreement, Seidler shall be considered a financial advisor of nationally recognized reputation.

            (b) The Company shall notify Parent orally and in writing of any offers or proposals with respect to a Takeover Proposal (including the terms and conditions of such proposal, the identity of the person or entity making it and all other information reasonably requested by Parent), within 24 hours of the receipt thereof by an officer or director of the Company or any financial advisor to the Company, shall keep Parent informed of the status and material details of any such offer or proposal and answer Parent's questions with respect thereto. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) for a merger, consolidation, purchase of assets (other than a purchase of inventory in the ordinary course of business), tender offer or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its subsidiaries whose assets constitute more than 15% of the combined assets of the Company and its subsidiaries, other than the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries shall directly or indirectly release any third party from any confidentiality agreement relating to a Takeover Proposal. Nothing contained in this Agreement shall prohibit the Company from disclosing to its stockholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal by means of a tender offer or from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with legal counsel, failure to so disclose would be a violation of its obligations under applicable law.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.1 Preparation of the Proxy Statement; Stockholders'
Meeting.

            (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held to obtain the Stockholder Approval (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). In connection with the notice of the Company's stockholders meeting at which the Merger is to be approved by the Company's stockholders, the Company shall have complied with NRS Sections 92A.410, and thereafter, shall comply with all other applicable provisions of NRS Sections 92A.300 to 92A.500, inclusive, regarding dissenters' rights under Nevada law. The Company shall obtain and furnish the information required to be included in the Proxy Statement and shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and form of proxy to be mailed to the Company's stockholders at the earliest practicable date. Parent shall cooperate in the preparation of the Proxy Statement and shall as soon as reasonably practicable after the date hereof furnish the Company with all information for inclusion in the Proxy Statement as the Company may reasonably request. The Company agrees, as to information with respect to the Company, its officers, directors, stockholders and subsidiaries contained in the Proxy Statement, and Parent agrees, as to information with respect to Parent and its officers, directors, stockholders and subsidiaries contained in the Proxy Statement, that such information, at the date the Proxy Statement is mailed and (as amended or supplemented) at the time of the Company Stockholders Meeting, will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Parent and its counsel shall be given the opportunity to review and comment on the Proxy Statement and all amendments or supplements thereof prior to their being filed with the SEC. The Company will advise Parent, promptly after it receives notice thereof, of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for an amendment of the Proxy Statement or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information. The Company, on the one hand, and Parent, on the other hand, agree to promptly correct any information provided by either of them for use in the Proxy Statement, if any, if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable laws.

            (b) Parent agrees promptly to advise the Company if at any time prior to the Company Stockholders' Meeting (as defined below) any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the stockholders of the Company.

            (c) The Company agrees promptly to advise Parent if at any time prior to the Company Stockholders' Meeting (as defined below) any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect.

            (d) As soon as reasonably practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING"), for the purpose of obtaining the Stockholder Approval. Subject to the fiduciary duties of its Board of Directors, applicable law and the Company's Articles of Incorporation and Bylaws, the Company shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the approval of stockholders required by applicable law or otherwise to obtain the Stockholder Approval, and through its Board of Directors, shall recommend to its stockholders the obtaining of the Stockholder Approval.

            SECTION 5.2 Access to Information; Confidentiality. The Company shall, and shall cause its subsidiaries to, afford Parent, and the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, (a) the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent,
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request, and (b) the Company shall permit Parent's officers and representatives to meet with the officers of the Company responsible for the financial statements, internal controls and disclosure controls and procedures of the Company to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy its obligations under Sections 302 and 906 of SOX any rules and regulations relating thereto. Except as required by law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement.

            SECTION 5.3 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Sub agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including (i) the making of all necessary filings with the Specified Agencies under the HSR Act and the taking of such further commercially reasonable actions as may required to obtain termination or expiration of the waiting period (and any extension thereof) under the HSR Act,
(ii) the making of all necessary applications, registrations and filings (including all filings with Governmental Entities other than the Specified Agencies, if any), (iii) the obtaining of all necessary actions or nonactions, licenses, consents, approvals or waivers from Governmental Entities and other third parties, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (v) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all commercially reasonable efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby. For purposes of this Agreement, "commercially reasonable efforts" shall not require Parent or Sub to take any actions in connection with any competition laws (including the HSR Act) pursuant to this
Section 5.3(a) which would require Parent or Sub to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, Sub, the Company or any of their respective Subsidiaries.

            (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen to have, a Material Adverse Effect on the Company or Parent, as the case may be; provided, however, that no such notification shall (A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 5.4 Gaming Approvals.

            (a) Gaming Approvals.

                  (i) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Parent agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, qualifications, consents, waivers, variances, exemptions, orders, approvals and authorizations of all Governmental Entities under Gaming Laws which are necessary in connection with the consummation of the transactions contemplated by this Agreement (whether required to be made or obtained prior to or after the Effective Time) (all of the foregoing, collectively "GAMING APPROVALS") and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company and Parent shall use all commercially reasonable efforts to, and to cause their respective officers, directors and affiliates to, file within thirty days after the date hereof, and in all events shall file within sixty days after the date hereof, all required initial applications and documents in connection with obtaining the Gaming Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and the Company shall have the right to review in advance, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders, which appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with Gaming Approvals. The Company and Parent agree promptly to advise each other upon receiving any communication from any Governmental Entity which causes such party to believe that there is a reasonable likelihood that any Gaming Approval required from such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

                  (ii) Nothing in this Agreement shall obligate Parent to take any action which would require the voluntary surrender, forfeiture or other termination by Parent of a Gaming Approval then held by Parent or any of its subsidiaries.

            (b) Denial of License; Individuals. If any person shall become an Ineligible Person prior to the Closing, then (i) the Company shall use its best efforts to cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company and each Ineligible Person shall have no further management role in the Company, (ii) if required to do so by any Governmental Entity as a condition to receipt of any Gaming Approval, the Company shall use its best efforts to cause each Ineligible Person to dispose of all of its securities or other ownership interests in the Company, and (iii) the Company shall use its best efforts to cause each Ineligible Person to, cooperate with the Company, Parent and Sub in their efforts to obtain and retain in full force and effect the Gaming Approval. "INELIGIBLE PERSON" shall mean any person who owns any capital stock or other interest in the Company (i) who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any Governmental Entity before the Closing Date, (ii) whose continued involvement in the business of the Company as an employee, director, officer or otherwise, may, in Parent's reasonable opinion after consultation with counsel, have a Material Adverse Effect on the likelihood that any Governmental Entity will issue a Gaming Approval to the Company, the Surviving Corporation, Sub or Parent or (iii) is expressly precluded from having any continuing interest in the Company, the Surviving Corporation, Sub or Parent in any Gaming Approval granted by a Governmental Entity as a condition to the issuance or continued validity of any Gaming Approval by any Governmental Entity.

            SECTION 5.5 Stock Options and Warrants.

            (a) Options. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions, obtain such consent, and take such other actions as are required to adjust the terms of all outstanding stock options to purchase shares of Company Common Stock ("STOCK OPTIONS") heretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company or under any stock option award agreement, including, without limitation, the Company's 1993 Stock Option and Incentive Plan and 2002 Stock Incentive Plan (the "STOCK OPTION PLANS") as is necessary to provide: (i) that the holder of each Stock Option outstanding immediately prior to the Effective Time, which is then exercisable or would, by the express terms of the applicable Stock Option Plan or the individual agreement evidencing such option, become exercisable upon the occurrence of the Merger (the "VESTED OPTIONS"), shall receive in settlement thereof, for each share of Company Common Stock subject to such Vested Option, an amount in cash equal to the Merger Consideration minus the per share exercise or purchase price of such Vested Option as of the date hereof; (ii) that the holder of each Stock Option outstanding immediately prior to the Effective Time, which is not then exercisable and would not, by the express terms of the applicable Stock Option Plan or the individual agreement evidencing such option, become exercisable upon the occurrence of the Merger (the "UNVESTED OPTIONS"), shall receive in settlement thereof, for each share of Company Common Stock subject to such Unvested Option, the conditional right, subject to the continued employment requirement described below in this Section 5.5(a), to receive an amount in cash equal to the Merger Consideration minus the per share exercise or purchase price of such Unvested Option as of the date hereof; (iii) that, except as expressly provided below in this Section 5.5(a), no payment, pursuant to
Section 5.5(a)(ii) or
otherwise, shall be made with respect to an Unvested Option if the person who holds such Unvested Option immediately prior to the Effective Time is not continuously employed by the Parent, the Surviving Corporation or one of their subsidiaries (a "PARENT ENTITY") through each applicable date that such Unvested Option was otherwise scheduled to become exercisable had the Merger not occurred; and (iv) that, at the Effective Time, all outstanding Stock Options, including Vested Options and Unvested Options, shall immediately terminate, and there shall be substituted therefor the right to receive cash in accordance with the terms of this Section 5.5(a), and neither the Surviving Corporation nor Parent shall have any further obligation with respect thereto other than as expressly provided in this Section 5.5(a); provided, however, that all amounts payable pursuant to this Section 5.5(a) shall be subject to any required tax withholding. Payment of the amount determined pursuant to Section 5.5(a)(i) with respect to a Vested Option shall be made as soon as reasonably practicable after the Effective Time. Payment of the amount determined pursuant to Section 5.5(a)(ii) with respect to an Unvested Option shall be made (without interest) not more than thirty (30) days following each applicable date that such Unvested Option would have otherwise become exercisable assuming that the Merger had not occurred or, in the case of a Parent Termination (as defined below), as soon as reasonably practicable after the Parent Termination Date (as defined below). Notwithstanding the foregoing, if the employment of a holder of Unvested Options is terminated other than for Cause (as defined below) by the Surviving Corporation prior to the eighteenth month anniversary of the Effective Date and such holder is not employed by any other Parent Entity (a "PARENT TERMINATION" and the date of such termination being the "PARENT TERMINATION DATE")), then, for purposes of this Section 5.5(a), (i) if the option holder is subject to a Parent Termination on or prior to the twelve month anniversary of the Effective Date, all of the Unvested Options of such holder shall be deemed vested as of the Parent Termination Date and (ii) if the option holder is subject to a Parent Termination after the twelve month anniversary of the Effective Date but on or prior to the eighteenth month anniversary of the Effective Date, all of the Unvested Options of such holder that would have vested on April 1, 2005 had the Merger not occurred shall be deemed vested as of the Parent Termination Date. For purposes of this Section 5.5(a), "CAUSE" means a determination by the applicable Parent Entity that the holder has been dishonest, committed an act of fraud or misconduct, engaged in an unauthorized use or disclosure of confidential information or trade secrets, been convicted of or confessed to committing a crime punishable by law (other than minor traffic violations) or has continued to fail or refuse to carry out the duties assigned to such holder, and such failure or refusal has continued for 30 days after written notice thereof to the holder.

            (b) Warrants. As soon as practicable following the date of this Agreement, the Company shall mail a notice concerning the transactions contemplated hereby to all holders of outstanding warrants to purchase shares of Company Common Stock ("WARRANTS") as required pursuant to the terms of such holders' individual warrant agreements. In addition, between the date hereof and the Effective Time the Company shall comply with all other notice requirements of the Warrants. At 5:00 p.m. Eastern time on the day immediately prior to the Effective Time, all outstanding Warrants shall immediately terminate, and neither the Surviving Corporation nor Parent shall have any further obligations with respect thereto.

      SECTION 5.6 Takeover Statutes; Inconsistent Actions. If any "fair price," "moratorium," "control share," "business combination," "shareholder protection" or similar or other anti-takeover statute or regulation enacted under any state or Federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take all such actions as are within its authority so that the Merger and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise use all commercially reasonable efforts to eliminate the effects of such statute or regulation on the Merger and the transactions contemplated hereby and thereby. The Company has not and, during the term of this Agreement shall not, adopt, effect or implement any "shareholders' rights plan," "poison pill" or similar arrangement.

      SECTION 5.7 Indemnification, Exculpation and Insurance.

      (a) The articles of incorporation and the by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

      (b) For six years from the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore made available to Parent) on terms no less favorable to such indemnified parties than the terms of such current insurance coverage; provided, however, that (i) in lieu of the purchase of such insurance by the Surviving Corporation or Parent, the Company, with Parent's written consent, may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and officers' liability insurance coverage and (ii) if the cost of such insurance in any year during such six-year period shall exceed 150% of the premium cost for such policy in effect during the year ended December 31, 2003 (the "MAXIMUM PREMIUM"), then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide coverage affording the same protection as maintained by Parent as of such date for its officers and directors. The Company represents to Parent that the Maximum Premium is $335,000.

      (c) In addition to the other rights provided for in this Section 5.7, for six years after the Effective Time, Parent hereby, to the fullest extent permitted by applicable law, guaranties for the benefit of the directors and officers of the Company the indemnification obligations of the Surviving Corporation after the Effective Time under its articles of incorporation and by-laws. Parent unconditionally and irrevocably waives any provision under applicable law that may limit the enforceability of such guaranty. The directors and officers of the Company shall be deemed third party beneficiaries of this
Section 5.7(c) and may seek to enforce Parent's obligations under this Section 5.7(c) in the event the Surviving Corporation fails to pay when due any indemnification obligations to such directors and officers.

      (d) The obligations of the Company, the Surviving Corporation and Parent contained in this Section 5.7 shall be binding on the successors and assigns of Parent and the Surviving Corporation. If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7.

      SECTION 5.8 Fees and Expenses. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      SECTION 5.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      SECTION 5.10 Resignation of Directors. The Company shall use commercially reasonable efforts to cause each of the directors of the Company and its subsidiaries to resign their positions as such as of the Effective Time.

      SECTION 5.11 Employee Benefit Plans. From and after the Effective Date, Parent shall, or shall cause the Surviving Corporation to, provide the employees of the Surviving Corporation and its subsidiary with all employee benefit plans as are provided by Parent and its subsidiaries to their own employees who are similarly situated. The foregoing shall not constitute any commitment, contract, understanding, undertaking, guarantee (express or implied) on the part of the Surviving Corporation or Parent to continue the employment of any employee of the Company for any period of time or on any terms except as determined by the Surviving Corporation.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

      SECTION 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

      (b) No Injunctions or Restraints. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

      (c) HSR Act. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

      SECTION 6.2 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct at and as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

      (c) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of the State of Nevada and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the articles of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the by-laws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

      (d) No Material Adverse Change. From and including the date hereof, there shall not have occurred a Material Adverse Change with respect to the Company.

      (e) Consents and Approvals. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (including, without limitation, all Gaming Approvals) (collectively, "CONSENTS AND FILINGS") required to be made or obtained by the Company or Parent from all Governmental Entities and parties to loan or credit agreements, notes, mortgages, indentures, leases or other contracts, agreements or instruments to which the Company, Parent or any of their respective subsidiaries is a party or by which the Company, Parent or any of their respective subsidiaries or their respective assets are bound or affected, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, have been obtained or made, as applicable, by the Company or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements, and are in full force and effect, other than those Consents and Filings (excluding Gaming Approvals) which, if not obtained or made, would not, or such limitations, prohibitions or requirements which would not have or cause (i) a material adverse effect on the transactions contemplated hereby, (ii) a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time, or (iii) a Material Adverse Effect on the continuation of the operations and business of the Company and its subsidiaries by the Surviving Corporation after the consummation of the transactions contemplated hereby.

      (f) Employment Matters. Each of the CEO Amendment and the President/COO Agreement shall be in full force and effect as of the Effective Time (except to the extent such agreements shall have been terminated as a result of the death or disability of the employees), and none of the CEO Employment Agreement, the CEO Amendment or the President/COO Agreement shall have been amended after the date of this Agreement other than as approved in writing by Parent.

      SECTION 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as though made on and as of the Closing Date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct at and as of such date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

      (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

      (c) Certificates and Other Deliveries. Parent shall have delivered to the Company (i) a certificate of existence from the Secretary of State of the State of Nevada stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of the State of Nevada stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the stockholders of Sub approving the Merger, each certified by the Secretary or the Assistant Secretary of the relevant party; and (iii) a true and complete copy of the articles of incorporation, as amended, of Parent and Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the by-laws, as amended, of Parent and Sub certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

      (d) Consents and Approvals. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that all Consents and Filings required to be obtained by the Company from all Governmental Entities, as are required in connection with the Merger and the consummation of the transactions contemplated hereby, have been obtained by the Company, and are in full force and effect.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

      (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

      (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 2003;

      (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, or if any representation or warranty of Parent or Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 2003;

      (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

      (e) by either Parent or the Company, if the Merger shall not have occurred by December 31, 2003, unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement;

      (f) by either Parent or the Company, if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof;

      (g) by Parent, if the Board of Directors of the Company (i) withdraws or modifies adversely its recommendation of the Merger following the receipt by the Company of a Takeover Proposal, (ii) recommends a Takeover Proposal to Company stockholders or (iii) fails to call or hold the Company Stockholders' Meeting by reason of the receipt by the Company of a Takeover Proposal; or

      (h) by the Company if, after receipt of a Superior Proposal and prior to the Effective Time, the Board of Directors of the Company determines, in its good faith judgment and in the exercise of its fiduciary duties, after consultation with legal counsel and, as to financial matters, after consultation with an investment banking firm of national reputation, that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that before the Company may terminate this Agreement pursuant to this subsection 7.1(h), the Company shall give notice to Parent of the proposed termination under subsection 7.1(h) and Parent, within five (5) business days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms substantially similar or superior to those of the Superior Proposal and the Company shall negotiate in good faith with Parent with respect to such proposed amendment; provided, further, that if Parent and the Company are unable to reach an agreement with respect to the Parent's proposed amendment within ten (10) days after such good faith negotiations have commenced, the Company may terminate this Agreement pursuant to this subsection 7.1(h).

      SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in the last sentence of Section 5.2,
Section 5.8, Section 5.9, Section 7.5 and Article VIII which shall survive termination and except that such termination shall not relieve a party from liability as a result of the willful breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after approval hereof by the stockholders of the Company; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      SECTION 7.5 Termination Fees.

      (a) In the event (i) Company terminates this Agreement pursuant to Section 7.1(h) or (ii) Parent terminates this Agreement pursuant to Section 7.1(g) or Parent terminates this Agreement as a result of the Company's willful and material breach of Section 4.2, then the Company shall pay Parent an amount equal to $3,900,000 (the "COMPANY TERMINATION FEE"), by wire transfer of immediately available funds upon the occurrence of such event.

      (b) In the event (i) Stockholder Approval is not received, (ii) prior to the Company Stockholders' Meeting there shall have been a Takeover Proposal made (whether or not such Takeover Proposal shall have been rejected or shall have been withdrawn prior to the time of the Company Stockholders' Meeting) and (iii) within nine (9) months from the termination of the Agreement, the Company shall have entered into an agreement for, and within twelve (12) months from such termination shall have consummated, a transaction substantially in the form proposed in such Takeover Proposal with the party that made such Takeover Proposal, then the Company shall pay Parent an amount equal to the Company Termination Fee by wire transfer of immediately available funds, payable upon consummation of such transaction.

      (c) In the event (i) Company terminates this Agreement pursuant to Section 7.1(c) or (ii) Parent terminates this Agreement and is at the time of such termination in material breach of any representation, warranty, covenant or agreement of Parent or Sub set forth in this Agreement, then Parent shall pay to the Company the amount of $3,900,000 (the "PARENT TERMINATION FEE") by wire transfer of immediately available funds upon the occurrence of such event. The parties hereto acknowledge and agree in advance that the amount of the Parent Termination Fee is a fair and equitable amount to reimburse the Company for any damages which the parties estimate may be sustained by the Company due to the termination of this Agreement in the circumstances herein described, and that this Section 7.5(c) shall constitute a liquidated damages provision. The Parent Termination Fee shall be the Company's sole remedy under this Agreement in the event of the termination of this Agreement in the circumstances herein described.

      (d) The parties agree that the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement. If any party fails to promptly pay to another party any fee due under this Section 7.5, the first party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

      SECTION 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

      SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to Parent or Sub, to

                  International Game Technology
                  9295 Prototype Drive
                  Reno, Nevada 89510-0580
                  Facsimile:   775-448-0120
                  Attention:   Sara Beth Brown, Esq.

                  with a copy to:

                  O'Melveny & Myers LLP
                  114 Pacifica, Suite 100
                  Irvine, California 92618-3318
                  Facsimile:   949-737-2300
                  Attention:   J. Jay Herron, Esq.

         (b)      if to the Company, to:

                  Acres Gaming Incorporated
                  7115 Amigo, Suite 150
                  Las Vegas, Nevada 89119
                  Facsimile:   702-263-7595
                  Attention:   Floyd W. Glisson

                  with a copy to:

                  Perkins Coie LLP
                  1211 S.W. Fifth Avenue
                  Portland, Oregon 92704
                  Facsimile:   503-727-2222

                  Attention: Patrick J. Simpson, Esq.

      SECTION 8.3 Definitions. For purposes of this Agreement:

      (a) An "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

      (b) "Gaming Laws" means any Federal, state, local, tribal or foreign statute, ordinance, rule, regulation, permit, consent, registration, qualification, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or Parent, as the case may be, or any of their respective subsidiaries.

      (c) "Knowledge" means a fact, event, circumstance or occurrence actually known by any of the Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of the Company or Parent, as the case may be.

      (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change or effect (or any development that is likely to result in any change or effect) that is or is likely to be, individually or in the aggregate, materially adverse to the business, assets, properties, financial condition or results of operations of such party and its subsidiaries taken as a whole; excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which (i) affect the economy, capital markets or the gaming industry generally, (ii) result primarily from entering into this Agreement or the consummation of the Merger or announcement thereof or (iii) result from facts or conditions that are disclosed in the SEC Documents or the Company Disclosure Schedule.

      (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

      (f) a "subsidiary" with respect to any person means ownership directly or indirectly of an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests.

      SECTION 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.5 and 5.7 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada or in Nevada state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Nevada or any Nevada state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Nevada.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

By:      /s/ T.J. Matthews
        ---------------------
Name:   T.J. Matthews
        ---------------------
Its:    C.O.O.
        ---------------------
SUB:

NWAC CORP.,
a Nevada corporation

By:      /s/ T.J. Matthews
        ---------------------
Name:   T.J. Matthews
        ---------------------

Its:    President
        ---------------------
THE COMPANY:

ACRES GAMING INCORPORATED,
a Nevada corporation

By:      /s/ Floyd W. Glisson
        ---------------------
Name:   Floyd W. Glisson
        ---------------------
Its:    C.E.O.
        ---------------------

                                    EXHIBIT A

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

                                                                   June 29, 2003


International Game Technology
9295 Prototype Drive
Reno, Nevada 89510-0580

      Re: Agreement of Selected Stockholder Concerning Transfer and Voting of Shares of Acres Gaming Incorporated


      I understand that you and Acres Gaming Incorporated (the "Company"), of which the undersigned is a significant stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary ("Sub") of you with and into the Company, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

      1. Voting; Irrevocable Proxy. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise (collectively, the "Shares"), in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such Shares, for me and in my name, place and stead for the matters and in the manner contemplated by this
Section 1. This proxy is coupled with an interest and is irrevocable for the maximum period permitted under applicable law.

      2. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein prior to the Merger, without your express written consent. Any transferee of the Shares must, as a condition to receipt of such Shares, agree to bound by the terms hereof, in a form satisfactory to you.

      3. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. I agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement shall terminate on the earlier of (a) December 31, 2003 and (b) termination of the Agreement by the Company pursuant to Section 7.1(h) of the Agreement.

      4. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

                                          SELECTED STOCKHOLDER:


                                          --------------------------------------
                                          Floyd W. Glisson, individually and
                                          as Trustee of the Glisson Family Trust


AGREED:

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

By:  _______________________________


Name:  _____________________________


Its:   _____________________________

                                                                    Appendix B

                                VOTING AGREEMENT

                                                                   June 29, 2003



International Game Technology
9295 Prototype Drive
Reno, Nevada 89510-0580

         Re: Agreement of Selected Stockholder Concerning Transfer and Voting of Shares of Acres Gaming Incorporated


         I understand that you and Acres Gaming Incorporated (the "Company"), of which the undersigned is a significant stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary ("Sub") of you with and into the Company, but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined herein shall have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

         1. Voting; Irrevocable Proxy. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise (collectively, the "Shares"), in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such Shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1. This proxy is coupled with an interest and is irrevocable for the maximum period permitted under applicable law.

         2. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein prior to the Merger, without your express written consent. Any transferee of the Shares must, as a condition to receipt of such Shares, agree to bound by the terms hereof, in a form satisfactory to you.

         3. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. I agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement shall terminate on the earlier of (a) December 31, 2003 and (b) termination of the Agreement by the Company pursuant to Section 7.1(h) of the Agreement.

         4. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

                                          SELECTED STOCKHOLDER:

                                          /s/ Floyd W. Glisson

                                          Floyd W. Glisson, individually and
                                          as Trustee of the Glisson Family Trust

AGREED:

INTERNATIONAL GAME TECHNOLOGY,
a Nevada corporation

By:  /s/ T.J. Matthews

Name:  T.J. Matthews

Its:  C.O.O.

                                      S-1